UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934 (Amendment No.     )

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Cohen & Steers, Inc.

(Name of Registrant as Specified in its Charter)

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COHEN & STEERS, INC.

280 PARK AVENUE

NEW YORK, NEW YORK 10017

SUPPLEMENT TO PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 3, 2018

This Supplement to Proxy Statement (this “Supplement”) relates to the Proxy Statement of Cohen & Steers, Inc. (the “company”) that was first mailed and/or made available to shareholders on or about March 23, 2018 (the “Proxy Statement”). Due to a clerical error, Robert Steers’ percentage ownership was incorrectly reported under the heading “Ownership of Cohen & Steers Common Stock—Principal Shareholders,” and the number of shares owned by him and his percentage ownership were incorrectly reported in the table setting forth the beneficial ownership of certain shareholders, directors, and executive officers (the “Beneficial Ownership Table”).(1) The correct percentage ownership for Mr. Steers is set forth below under “Ownership of Cohen & Steers Common Stock—Principal Shareholders,” and the correct number of shares owned by him and his percentage ownership are set forth in the amended Beneficial Ownership Table below.

OWNERSHIP OF COHEN & STEERS COMMON STOCK

Principal Shareholders

As of March 8, 2018, our chairman, Martin Cohen, and our chief executive officer, Robert Steers, each directly and indirectly owned approximately 23.14% and 25.48%, respectively, of the company’s outstanding common stock. As long as Mr. Cohen and Mr. Steers continue to own a significant portion of the voting power of the company’s common stock, together they will be able to significantly influence the election of members of the Board and the outcome of corporate actions requiring shareholder approval.

Beneficial Ownership of Certain Shareholders, Directors, and Executive Officers

The following securities ownership table sets forth certain information with respect to the beneficial ownership of the company’s common stock as of March 8, 2018 by: (i) each person who is known by the company to beneficially own more than 5% of the outstanding shares of the company’s common stock; (ii) each director; (iii) each executive officer named in the Summary Compensation Table; and (iv) all of the company’s executive officers and directors as a group.

Except as otherwise noted, each person exercises sole voting power or investment power over the shares of common stock beneficially owned by such person. The number of shares of common stock shown as beneficially owned by each director and executive officer was determined in accordance with SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock that such person has the right to acquire within 60 days of March 8, 2018 through the exercise of any option, warrant or right, or the delivery of shares of common stock underlying restricted stock units.

(1)	The previously filed version reported that Mr. Steers beneficially owned 11,875,308 shares, representing 25.41% of the company’s outstanding shares of common stock.

As of March 8, 2018, there were 46,738,105 shares of the company’s common stock outstanding. This amount does not include shares of common stock underlying restricted stock units issued by the company to its employees.

Name(†)	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Common Stock Outstanding	Amount of Restricted Stock Units Owned(1)
Baron Capital Group, Inc.	2,688,979(2)	5.81%	—
Martin Cohen	10,814,801(3)	23.14%	13,461
Robert Steers	11,910,308(4)	25.48%	171,294
Peter Rhein	18,710	*	8,089
Richard Simon	28,468	*	8,089
Edmond Villani	27,468	*	8,089
Frank Connor	1,775	*	8,089
Reena Aggarwal	—	—	2,894
Joseph Harvey	1,238,932	2.65%	161,599
Adam Derechin	438,363	*	54,432
Matthew Stadler	136,612	*	63,519
Todd Glickson	7,416	*	45,502
All directors and executive officers as a group (12 persons)	24,634,778	51.20%	597,869

†	The address for each director and executive officer is c/o Cohen & Steers, Inc., 280 Park Avenue, New York, New York 10017. Except as otherwise noted below and subject to applicable community property laws, each person has sole voting and investment power with respect to the shares listed and may, from time to time, hold shares in accounts that have a margin feature. The address for Baron Capital Group, Inc. is 767 Fifth Avenue, New York, New York.
*	The number of shares of common stock held by such person is less than 1% of the outstanding shares of such class of common stock.
(1)	Represents non-voting restricted stock units granted under the company’s Amended and Restated Stock Incentive Plan. Additional information relating to awards of restricted stock units to the company’s named executive officers under the Amended and Restated Stock Incentive Plan appears in the Compensation Discussion and Analysis and the Summary Compensation Table.
(2)	This information has been obtained from a Schedule 13G/A filed on February 14, 2018 by Baron Capital Group, Inc., BAMCO, Inc., Baron Capital Management, Inc., and Ronald Baron.
(3)	Includes 940,701 shares of common stock held by the Martin Cohen 1998 Family Trust, of which a member of Mr. Cohen’s immediate family serves as trustee. Mr. Cohen disclaims beneficial ownership of the shares held by this trust.
(4)	Includes 950,920 shares of common stock held by the Robert H. Steers Family Trust, of which a member of Mr. Steers’ immediate family serves as trustee, and 4,218,897 shares held by the Steers 2014 Descendants’ Trust, of which members of Mr. Steers’ immediate family serve as trustees. Mr. Steers disclaims beneficial ownership of the shares held by these trusts.

If you have already voted and do not wish to change your vote, you do not need to do anything. Your vote will be tabulated as you previously instructed. You may change your vote and revoke your proxy by (i) voting again by Internet or telephone at a later time before the closing of voting at 11:59 p.m., Eastern Time, on May 2, 2018; (ii) submitting a properly signed proxy card with a later date that is received no later than May 2, 2018; (iii) sending a written statement to that effect to the Corporate Secretary, Cohen & Steers, Inc., 280 Park Avenue, New York, New York 10017, provided such statement is received no later than May 2, 2018; or (iv) attending the annual meeting, revoking your proxy and voting in person.

May 1, 2018

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 3, 2018:

This Supplement, the Proxy Statement, and our Annual Report are available free of charge at

https://materials.proxyvote.com/19247A.